Exhibit 10.1(a)

INDEMNIFICATION AGREEMENT

This Indemnification Agreement, dated effective as of                     , 2002, is made by and between Impac Mortgage Holdings, Inc., a Maryland corporation (the “Company”), and                              (the “[Director/Officer]”).

RECITALS

A.	The Company is a corporation organized under the general Laws of the State of Maryland

B.	The charter of the Company (the “Charter”) provides that the Company has the power, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify the directors, officers and employees of the Company.

C.	The bylaws of the Company (the “Bylaws”) provide that each director [and officer] of the Company shall be indemnified by the Company to the maximum extent permitted by Maryland law in effect from time to time.

D.	The Company wishes to induce the [Director/Officer] to provide services to the Company as a [Director/Officer], and to provide the [Director/Officer] with specific contractual assurance that indemnification will be available to the [Director/Officer] regardless, among other things, of any amendment to the Charter or By-laws of the Company or any acquisition transaction relating to the Company.

NOW THEREFORE, the parties hereto are entering into this Indemnification Agreement (the “Agreement”) as of the date hereof to evidence the obligation of the Company to indemnify the [Director/Officer].

SECTION 1

Definitions. In this Agreement the following words have the meanings indicated.

(1)	“Change of Control” has the meaning set forth in Exhibit A hereto.

(2)	“Company” includes any domestic or foreign predecessor entity of the Company in a merger, consolidation or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

(3)	“Corporate Status” describes the status of a person who is or was a director of the Company (or of any domestic or foreign predecessor entity of the Company in a merger, consolidation or other transaction in which the predecessor’s interest ceased upon consummation of the transaction) or is or was serving at the request of the Company (or any such predecessor entity) as a director, officer, partner

(limited or general), member, trustee, employee or agent of any other foreign or domestic corporation, partnership, joint venture, limited liability company, trust, other enterprise (whether conducted for profit or not for profit) or employee benefit plan. The Company (and any domestic or foreign predecessor entity of the Company in a merger, consolidation or other transaction in which the predecessor’s existence ceased upon consummation of the transaction) shall be deemed to have requested the [Director/Officer] to provide service to or for an employee benefit plan where the performance of the [Director/Officer]’s duties to the Company (or any such predecessor entity) also imposes or imposed duties on, or otherwise involves or involved services by, the Company to the plan or participants or beneficiaries of the plan.

(4)	“[Director/Officer]” means any person who is or was a [director/officer] of the Company and any person who, while a [director/officer] of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan.

(5)	“Expenses” include attorneys’ fees.

(6)	“Official Capacity” means, with respect to a director, the office of director in the Company. “Official Capacity” does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise, or employee benefit plan.

(7)	“Party” includes a person who was, is or is threatened to be made a named defendant or respondent in a proceeding.

(8)	“Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative.

(9)	“Special Legal Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and that neither currently is, or in the past two years has been retained to represent (i) the Company or the [Director/Officer] in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a [Director/Officer]’s claim for indemnification from the Company.

SECTION 2

Indemnification of [Director/Officer].

(1)	Provided the determination required under Section 5 has been made, the Company shall indemnify any [Director/Officer] made a Party to any Proceeding by reason of that [Director/Officer]’s service as a [Director/Officer] (or in the [Director/Officer]’s Corporate Status) unless it is established that:

(i)	The act or omission of the [Director/Officer] was material to the matter giving rise to the proceeding and

1.	Was committed in bad faith; or

2.	Was the result of active and deliberate dishonesty; or

3.	The [Director/Officer] actually received an improper personal benefit in money, property, or services or

4.	In the case of any criminal proceeding, the [Director/Officer] had reasonable cause to believe that the act or omission was unlawful.

(2) (i)	Indemnification shall be against judgment, penalties, fines, settlements, and reasonable expenses actually (including attorneys fees) incurred by the [Director/Officer] in connection with the Proceeding. Excise taxes assessed on the [Director/Officer] with respect to an employee benefit plan pursuant to applicable law shall be deemed fines for these purposes.

(ii)	However, if the Proceeding was one by or in the right of the Company, indemnification shall be made only against reasonable Expenses and may not be made in respect of any Proceeding in which the [Director/Officer] shall have been adjudged to be liable to the Company.

(3) (i)	In making a determination with respect to entitlement or authorization of indemnification hereunder, the person or entity making such determination shall presume that the [Director/Officer] is entitled to indemnification under this Agreement, and the Company shall bear the burden of proof to overcome such, presumption.

(ii)	The termination of any Proceeding by judgment, order, or settlement does not create a presumption that the [Director/Officer] did not meet the requisite standard of conduct set forth in this Section 2.

(iii)	The termination of any Proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the [Director/Officer] did not meet the requisite standard of conduct set forth in this Section.

(4)	Notwithstanding the foregoing, the Company may not indemnify a [Director/Officer] or advance expenses for a proceeding brought by that [Director/Officer] against the Company, except for a proceeding brought to enforce indemnification under this Agreement or the Charter or By-laws of the Company.

SECTION 3

No indemnification of director liability for improper personal benefit. A [Director/Officer] shall not be indemnified under Section 1 in respect of any Proceeding charging improper personal benefit of the [Director/Officer], whether or not involving action in the [Director/Officer]’s Official Capacity, in which the [Director/Officer] was adjudged to be liable on the basis that personal benefit was improperly received.

SECTION 4

Required indemnification against Expenses incurred in successful defense.

(1)	A [Director/Officer] who has been successful, on the merits or otherwise, in the defense of any Proceeding shall be indemnified against reasonable Expenses incurred by the [Director/Officer] in connection with the Proceeding.

(2)	If the [Director/Officer] is not wholly successful in the Proceeding pursuant to a final, non-appealable order but is successful, on the merits or otherwise as to one or more but less than all claims, issues or matters in the Proceeding pursuant to a final non-appealable order, the Company shall indemnify the [Director/Officer] against all Expenses actually incurred by or on behalf of such [Director/Officer] in connection with each successfully resolved claim, issue or matter.

(3)	Nothing in this Agreement shall limit the power of a court of appropriate jurisdiction to order indemnification of a [Director/Officer] to the maximum extent permitted by Maryland law in effect from time to time, including the right to recover the Expenses of securing such reimbursement.

SECTION 5

Determination that indemnification is proper.

(1)	Indemnification under this Agreement shall not be made by the Company unless authorized for the specific Proceeding after a determination has been made that indemnification of the [Director/Officer] is permissible in the circumstances because the [Director/Officer] has met the standard of conduct set forth in Section 2.

(2)	Prior to a Change of Control, such determination shall be made:

(i)	By the Board of Directors by a majority vote of a quorum consisting of Directors not, at the time, Parties to the Proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the Board consisting solely of two or more Directors not, at the time, Parties to such Proceeding and who were duly designated to act in the matter by a majority vote of the full Board in which the designated Directors who are Parties may participate;

(ii)	By Special Legal Counsel selected by the Board of Directors or a committee of the Board by vote as set forth in subparagraph (i) of this paragraph, or, if the requisite quorum of the full Board cannot be obtained therefore and the committee cannot be established, by a majority vote of the full Board in which Directors who are Parties may participate; or

(iii)	By the stockholders.

(3)	Following a Change of Control, such determination shall be made as set forth under “Determination by Special Legal Counsel” in Exhibit A hereto;

(4)	Authorization of indemnification and determination as to reasonableness of Expenses shall be made in the same manner as the determination that indemnification is permissible. However, if the determination that indemnification is permissible is made by Special Legal Counsel, authorization or indemnification and determination as to the reasonableness of Expenses shall be made in the manner specified in subparagraph (ii) of paragraph (2) of this Section for selection of such counsel.

(5)	Shares held by [Directors/Officers] who are Parties to the Proceeding shall not be voted on the subject matter under this Section.

(6)	If the person or entity making the determination whether the [Director/Officer] is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and the [Director/Officer] shall be entitled to such indemnification, absent: (i) a misstatement by the [Director/Officer] of a material fact, or an omission of a material fact necessary to make the [Director/Officer]’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law. Such sixty (60)-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person or entity making said determination in good faith requires additional time for the obtaining or evaluating of documentation and/or information relating thereto. The foregoing provisions of this paragraph (6) shall not apply: (i) if the determination of entitlement to indemnification is to be made by the stockholders and if within fifteen (15) days after receipt by the Company of the request for such determination the Board of Directors resolves to submit such determination to the stockholders for consideration at an annual or special meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made at such meeting, or (ii) if the determination of entitlement to indemnification is to be made by Special Legal Counsel.

(7)	Upon a Change of Control, the Company shall comply with the a provisions under “Establishment of Trust” in Exhibit A hereto.

SECTION 6

Payment of Expenses in advance of final disposition of action.

(1)	Reasonable Expenses incurred by a [Director/Officer] who is a Party to a Proceeding shall be paid or reimbursed by the Company in advance of the final disposition of the Proceeding, upon receipt by the Company of:

(i)	A written affirmation by the [Director/Officer] of the [Director/Officer]’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized in this Agreement has been met; and

(ii)	A written undertaking by or on behalf of the [Director/Officer] to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(2)	The undertaking required by subparagraph (ii) of paragraph (1) of this Section shall be an unlimited general obligation of the [Director/Officer] but need not be secured and may be accepted without reference to financial ability to make the repayment.

(3)	Expenses incurred by or on behalf of the [Director/Officer] in connection with any Proceeding shall be advanced within twenty (20) days after the receipt by the Company of a statement from the [Director/Officer] requesting the advance.

SECTION 7

Reimbursement of the [Director/Officer]’s Expenses incurred while appearing as witness. The Company shall pay or reimburse Expenses incurred by [a Director/an Officer] in connection with an appearance as a witness in a Proceeding at a time when the [Director/Officer] has not been made a named defendant or respondent in the Proceeding.

SECTION 8

[Director/Officer]’s service to employee benefit plan. For purposes of this Agreement:

(1)	The Company shall be deemed to have requested [a Director/an Officer] to serve an employee benefit plan where the performance of the [Director/Officer]’s duties to the Company also imposes duties on, or otherwise involves services ‘by, the Director to the plan or participants or beneficiaries of the plan;

(2)	Excises taxes assessed on a [Director/Officer] with respect to an employee benefit plan pursuant to applicable law shall be deemed fines; and

(3)	Action taken or omitted by the [Director/Officer] with respect to an employee benefit plan in the performance of the [Director/Officer]’s duties for a purpose reasonably believed by the [Director/Officer] to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interest of the Company.

SECTION 9

Cooperation. The [Director/Officer] shall cooperate with the person or entity making any determination with respect to the [Director/Officer]’s entitlement to indemnification, including providing upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the [Director/Officer] and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by the [Director/Officer] in so cooperating shall be borne by the Company (irrespective of the determination as to the Company’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold the [Director/Officer] harmless therefrom.

SECTION 10

Remedies.

(1)	In the event that: (i) a determination is made that the [Director/Officer] is not entitled to indemnification under this Agreement, or (ii) advancement of reasonable Expenses is not timely made pursuant to this Agreement, or (iii) payment of indemnification due the [Director/Officer] under this Agreement is not timely made, the [Director/Officer] shall be entitled to an adjudication in an appropriate court of competent jurisdiction of such [Director/Officer]’s entitlement to such indemnification or advancement of Expenses.

(2)	In the event that a determination shall have been made pursuant to this Agreement that the [Director/Officer] is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial, on the merits and the [Director/Officer] shall not be prejudiced by reason of that adverse determination. In any judicial proceeding commenced pursuant to this Section 10, the Company shall have the burden of proving that the [Director/Officer] is not entitled to indemnification or advancement of Expenses, as the case may be.

(3)	The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 10 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

(4)	In the event that the [Director/Officer], pursuant to this Section 10, seeks a judicial adjudication of such [Director/Officer]’s rights under, or to recover damages for breach of, this Agreement, if successful in whole or in part, the [Director/Officer] shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all reasonable Expenses actually incurred by such [Director/Officer] in such judicial adjudication.

SECTION 11

Notification and Defense of Claims.

The [Director/Officer] agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder, but the failure so to notify the Company will not relieve the Company from any liability that the Company may have to the [Director/Officer] under this Agreement unless the Company is materially prejudiced thereby. With respect to any such Proceeding as to which the [Director/Officer] notifies the Company of the commencement thereof:

(1)	The Company will be entitled to participate therein at their own expense.

(2)	Except as otherwise provided below, the Company will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the [Director/Officer]. After notice from the Company to the [Director/Officer] of the Company’s election so to assume the defense thereof, the Company will not be liable to the [Director/Officer] under this Agreement for any legal or other expenses subsequently incurred by the [Director/Officer] in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The [Director/Officer] shall have the right to employ [Director/Officer]’s own counsel in such Proceeding, but the fees and disbursements of such counsel incurred after notice from the Company of the Company’ assumption of the defense thereof shall be at the expense of [Director/Officer] unless (a) the employment by counsel by [Director/Officer] has been authorized by the Company, (b) the [Director/Officer] shall have reasonably concluded that there may be a conflict of interest between the Company and the [Director/Officer] in the conduct of the defense of such action, (c) such Proceeding seeks penalties or other relief against the [Director/Officer] with respect to which the Company could not provide monetary indemnification to the [Director/Officer] (such as injunctive relief or incarceration) or (d) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and disbursements of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company, or as to which [Director/Officer] shall have reached the conclusion specified in clause (b) above, or which involves penalties or other relief against [Director/Officer] of the type referred to in clause (c) above.

(3)	The Company shall not be liable to indemnify the [Director/Officer] under this Agreement for any amounts paid in settlement of any action or claim effected without the Company’s written consent. The Company shall not settle any action or claim in any manner that would impose any penalty or limitation on the [Director/Officer] without [Director/Officer]’s written consent. Neither the Company nor the [Director/Officer] will unreasonably withhold consent to any proposed settlement.

SECTION 12

Non-exclusivity. The indemnification and advancement of Expenses or authorized by this Agreement shall not be deemed exclusive of any other right, by indemnification or otherwise, to which a [Director/Officer] may be entitled under the Charter, the Bylaws, a resolution of stockholders or directors, an agreement or otherwise, both as to action in an Official Capacity and as to action in another, capacity while holding office.

SECTION 13

Insurance.

The Company shall maintain directors and officers liability insurance providing liability insurance for the [Director/Officer] in an amount at least as great and with the full protection as was in effect on the date of this Agreement during the term of this Agreement and for six years following the conclusion of the [Director/Officer]’s service as [a Director/an Officer]. Upon any “Change of Control” the Company shall obtain continuation and/or “tail” coverage for the [Director/Officer] with respect to all insurance maintained for the benefit of directors immediately prior to the Change of Control to the maximum extent obtainable at the time, provided that the Company shall not be required to incur premiums for such coverage in an amount greater than twice the applicable premium at the time of the Change of Control.

SECTION 14

Continuation of indemnity.

All agreements and obligations of the Company contained herein shall continue during the period the [Director/Officer] is an officer or a member of the Board of Directors of the Company and shall continue thereafter so long as the [Director/Officer] shall be subject to any threatened, pending or completed Proceeding by reason of such [Director/Officer]’s Official Capacity or corporate status and during the period of statute of limitations for any act or omission occurring during the [Director/Officer]’s term of office. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company against the [Director/Officer], the [Director/Officer]’s spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two (2) year period provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern. This Agreement shall be binding upon the Company and any successors and assigns and shall inure to the benefit of the [Director/Officer] and such [Director/Officer]’s heirs, executors and administrators.

SECTION 15

Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Maryland applicable to agreements to be made and to be performed entirely within such State.

SECTION 16

Captions. The captions assigned to provisions of this Agreement are for convenience only and shall be disregarded in construing this Agreement.

SECTION 17

Number and Gender. Use of the singular in this Agreement includes the plural, use of the plural includes the singular, and use of one gender includes both genders, as the context may require.

SECTION 18

Cross References and Exhibits. Any reference in this Agreement to a “Section” or “paragraph” shall be construed, respectively, as referring to a section of this Agreement, or a paragraph of the Section of this Agreement in which the reference appears.

SECTION 19

Successors. This Agreement shall be binding upon and inure to the benefit of the successors of the Company.

SECTION 20

Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity of any other provision, and all other provisions shall remain in full force and effect.

SECTION 21

Entire Agreement. This Agreement, the Charter and the Bylaws contain the entire agreement between the parties as to the rights granted and the obligations assumed in this instrument. This Agreement may be amended only by a subsequent written instrument signed by both parties.

SECTION 22

Non-Assignability. This Agreement may not be assigned by either party hereto, and any purported assignment of this Agreement shall be null and void.

SECTION 23

Waiver. Any forbearance by a party to this Agreement in exercising any right or remedy under this Agreement or otherwise afforded by applicable law shall not be a waiver of or preclude the exercise of that or any other right or remedy.

(Signature page follows)

The parties hereto have entered into this Indemnification Agreement effective as of the date first above written.

“Company”

IMPAC MORTGAGE HOLDINGS, INC.

By:

Name:

Title:

“[Director/Officer]”

By:

Name:

Title:

Exhibit A

Additional Change of Control Provisions

Definition of Change in Control

For purposes of this Indemnification Agreement, “Change in Control” shall mean a change in the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Company, or any successor in interest thereto, whether through the ownership of voting securities, by contract or otherwise, including but not limited to a change which would be required to be reported under Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 as in effect on the date hereof (the “Exchange Act”) or as may otherwise be determined pursuant to a resolution of the Board of Directors. A rebuttable presumption of a Change in Control shall be created by any of the following, which first occur after the date hereof, and the Company shall bear the burden of proof to overcome such presumption:

(1)	the ability of any “Person” (as such term is defined in Sections 13(d) and 14(d) of the Exchange Act) together with an “Affiliate” or “Associate” (as defined in Rule 12b-2 of the Exchange Act) or “Group” (within the meaning of Section 13(d)(3) of the Exchange Act) to exercise or direct the exercise of [20%] or more of the combined voting power of all outstanding voting stock of the Company in the election of directors (“Interested Party”) (provided, however, “Interested Party” shall not include an agent, broker, nominee, custodian or trustee, solely in their capacity as such, for one or more persons who do not individually or as a group possess such power),

(2)	during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by the directors representing two-thirds of the directors then in office who were the directors at the beginning of the period,

(3)	the approval of the stockholders of the Company of:

(a)	a merger or consolidation of the Company with any Interested Party,

(b)	any sale, lease, exchange, mortgage, pledge, transfer, or other disposition, to or with any Interested Party in any transaction or series of transactions, of the Company’s assets or the assets of any subsidiary of the Company having a market value equal to 10% or more of: (i) the aggregate market value of all assets of the Company determined on a consolidated basis, (ii) all outstanding common stock of the Company, or (iii) the earning power or net income of the Company, determined on a consolidated basis,

(c)	the issuance or transfer by the Company, or any subsidiary thereof, to any Interested Party in any transaction or a series of transactions, of capital securities with a value equal to 5% or more of the aggregate market value

1

of the then outstanding common stock of the Company other than the issuance or transfer of such shares of common stock to all stockholders of the Company on a pro rata basis,

(d)	the adoption of any plan or proposal for the partial or complete liquidation or dissolution of the Company proposed by an Interested Party or pursuant to any agreement, arrangement or understanding, whether or not in writing, with any Interested Party, or

(e)	any reclassification of securities, including, without limitation, any share split, share dividend, or other distributions of shares, or any reverse share split, recapitalization of the Company, or any merger or consolidation of the Company with any subsidiary thereof, or any other transaction proposed by, or pursuant to, any agreement, arrangement, or understanding, whether or not in writing, with any Interested Party which has the effect, directly or indirectly, of increasing the proportionate voting interest of any Interested Party directly or indirectly owned by any such Interested Party, or

(4)	any receipt by any Interested Party, directly or indirectly, of any loans, advances, guarantees, pledges or other financial assistance, or any tax credits or other tax advantages provided by or through the Company other than the receipt of such advantages which are provided to all stockholders of the Company on a pro rata basis.

Determination by Special Legal Counsel

If a Change in Control shall have occurred, a determination that indemnification of the [Director/Officer] is permissible in the circumstances shall be made by Special Legal Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the [Director/Officer]. Special Legal Counsel shall be selected by the [Director/Officer] (unless the [Director/Officer] requests that the determination be made by the Board of Directors or the stockholders of the Company, in which case Section 5 of the Agreement shall apply). If the [Director/Officer] selects Special Legal Counsel to make the determination that indemnification is permissible in the circumstances, the [Director/Officer] shall give prompt notice to the Company of the Special Legal Counsel so selected.

In the event the determination of entitlement to indemnification is to be made by Special Legal Counsel following a change of control or pursuant to Section 5(2)(ii) of the Agreement, the Company may, within seven (7) days after such written notice of selection shall have been given, deliver to the [Director/Officer] a written objection to such selection. Such objection may be asserted only on the grounds that the Special Legal Counsel so selected does not meet the requirements set forth in the definition of “Special Legal Counsel”. If such written objection is made, the Special Legal Counsel so selected may not serve as Special Legal Counsel until a court has determined that such objection is without merit. If, within twenty (20) days after submission by the [Director/Officer] of a written request for indemnification, no Special Legal Counsel shall have been selected or, if selected, shall have been objected to, either the Company

2

or the [Director/Officer] may petition a court for resolution of any objection which shall have been made by the Company or the [Director/Officer] to the other’s selection of Special Legal Counsel and/or for the appointment as Special Legal Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Special Legal Counsel hereunder. The Company shall pay all reasonable fees and expenses of Special Legal Counsel incurred in connection with acting pursuant this paragraph, and all reasonable fees and expenses incident to the selection of such Special Legal Counsel pursuant to this paragraph. In the event that a determination of entitlement to indemnification is to be made by Special Legal Counsel and such determination shall not have been made and delivered in a written opinion within ninety (90) days after the receipt by the Company of the [Director/Officer]’s request in accordance with this section, upon the due commencement of any judicial proceeding in accordance with the provisions of this Agreement and applicable law, Special Legal Counsel shall be discharged and relieved of any further responsibility in such capacity.

3

Establishment of Trust upon Change in Control

In the event of a Change in Control, the Company shall, upon written request by the [Director/Officer], create a trust for the benefit of the [Director/Officer] (“Trust”) and from time to time upon written request by the [Director/Officer], shall fund such Trust in an amount sufficient to satisfy any and all Expenses, judgments, penalties, fines and settlement amounts actually incurred by or on behalf of such [Director/Officer] or claimed, reasonably anticipated or proposed to be paid in accordance with the terms of this Agreement. The amount to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by Special Legal Counsel selected in accordance with this Agreement (unless the [Director/Officer] shall have requested that the determination as to entitlement to indemnification shall be made by the person or persons and in the manner provided in Section 5 of the Agreement, in which event the person or persons so selected shall determine the amount to be deposited in Trust pursuant to the foregoing funding obligation). The terms of the Trust shall provide that: (i) the Trust shall not be revoked or the principal thereof invaded, without the prior written consent of the [Director/Officer], (ii) the trustee of the Trust (“Trustee”) shall advance, within two business days of a request by the [Director/Officer] and in accordance with Section 6 of this Agreement, any and all reasonable Expenses to the [Director/Officer], (iii) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the Trustee shall promptly pay to the [Director/Officer] all amounts for which the [Director/Officer] shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in such Trust shall revert to the Company upon a final determination by Special Legal Counsel that the [Director/Officer] has been fully indemnified under the terms of this Agreement. The Trustee shall be chosen by the [Director/Officer] and agreed to by the Company. Nothing in this paragraph shall relieve the Company of any of their obligations under this Agreement.

[Director/Officer]

Impac Mortgage Holdings, Inc.

By: William Ashmore, President

4